Exhibit 99.1
Cavium Networks Contact:

Art Chadwick	Angel Atondo
VP and Chief Financial Officer	Marketing Communications Manager
Tel: (650) 623-7033	Tel : (650) 623-7033
Email: art.chadwick@caviumnetworks.com	Email: angel.atondo@caviumnetworks.com
Cavium Networks Announces Financial Results for Q4 2007
Revenue in Q4 2007 increases
14% sequentially and 64% year-over-year
MOUNTAIN VIEW, Calif., January 23, 2008 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage and security applications, today announced financial results for the fourth quarter of 2007 ended December 31, 2007.
Revenue in the fourth quarter of 2007 was $16.2 million, a 14% sequential increase from the $14.2 million reported for the third quarter of 2007 and an increase of 64% from the $9.9 million reported for the fourth quarter of last year.
Generally Accepted Accounting Principles (GAAP) Results
Net income for the fourth quarter of 2007, on a GAAP basis, was $2.0 million, or $0.05 per share (diluted), compared to net income of $1.3 million, or $0.03 per diluted share in the third quarter of 2007, and a net loss of $1.2 million, or $0.15 per share (diluted) in the fourth quarter of last year. Gross margins were 64.2% in the fourth quarter of 2007 compared to 63.2% in the third quarter of 2007. Total cash and cash equivalents were $98.5 million at December 31, 2007.
Non-GAAP Results
Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Non-GAAP financial measures in the fourth quarter of 2007 exclude $0.8 million in stock-based compensation and related payroll tax expense and $0.1 million in amortization of acquired intangible assets. The reconciliation between GAAP and non-GAAP financial results are provided in the financial statements portion of this release.
Net income for the fourth quarter of 2007, on a non-GAAP basis, was $2.9 million, or $0.07 per share (diluted), compared with $2.1 million, or $0.05 per share (diluted) in the third quarter of 2007, and a net loss of $0.5 million, or $0.06 per share (diluted) in the fourth quarter of last year. Gross margins, on a non-GAAP basis, were 64.9% in the fourth quarter of 2007 compared to 64.9% in the third quarter of 2007.

Company Highlights
“We were very pleased with the robust sequential growth this quarter as well as the acceleration in our growth on a year-over-year basis,” said Syed Ali, president and CEO of Cavium Networks. “Accelerating sales of our flagship OCTEON™ processors and strong gross margins drove healthy expansion in operating margin and net income . Several new designs entered initial production phase this quarter. Design win rates this quarter were extremely strong and continued at the elevated levels we have seen through the second half of 2007.”
Fourth Quarter Highlights:
•	October 23, 2007 — Lanbird Delivers WiMAX Wireless Infrastructure applications for Cavium Networks’ OCTEON™ Multi-core MIPS64 Processor Family.

•	October 30, 2007 — Wind River announces standard out of the box support of OCTEON processors in their latest VxWorks version with SMP support.

•	November 1, 2007 — Certicom and Cavium announced that ECC Suite B and related Certicom APIs will be supported by Cavium Networks processors. Certicom is the leading provider of Elliptic Curve Cryptography (ECC) technology approved by the NSA for government and commercial use.

•	November 5, 2007 — H3C, a leading broad based networking vendor in China, has chosen Cavium’s OCTEON processors for a broad range of products targeting the SMB, Café Router and Service Provider markets.

•	November 19 , 2007 — Cavium Networks announced that Aruba Networks, a provider of WLAN equipment, has selected OCTEON™ Processors for use in their Enterprise Networking Solutions.

•	November 28, 2007 — Emerson Network Power announced they are using Cavium Networks OCTEON Processors to develop high-performance ATCA, AdvancedMC, and MicroTCA Packet processing blades.

•	December 3, 2007 — Cavium Networks announced a collaboration with Broadcom to offer a comprehensive set of reference designs targeted at intelligent switching and broadband applications. These reference designs will utilize Cavium’s market-leading OCTEON Multi-core MIPS64® processor family along with Broadcom’s widely adopted enterprise class StrataXGS® and home/SMB ROBOSwitch™ Gigabit Ethernet switches, and FASTPATH® networking software. The reference designs aim to reduce engineering development cost and time-to-market for intelligent enterprise switches, Layer 4+ switches, and SOHO/SMB routers.

•	December 10, 2007 — GSA (formerly known as FSA, the Fabless Semiconductor Association) announced that Cavium Networks won the Favorite Fabless Pick Award.

•	January 7, 2008 — Cavium Networks announced the demonstration of Broadband & SOHO Reference Designs at CES 2008, including designs of high-performance Triple-Play Gateway with 802.11n WLAN and MoCA for LAN and WAN connectivity and NAS functionality, a Broadband Gateway with high performance Ultra Wide Band (UWB) WAN and a Broadband Gateway with Jungo OpenRG™ software.

•	January 7, 2008 — Pulse~Link, a provider of UWB chipsets, announced they have selected OCTEON for their UWB over Coax demo for WAN and LAN connectivity.

•	January 14, 2008 — Packeteer, a leading provider of WAN optimization solutions, announced they have chosen OCTEON for their newest series of high-throughput, high performance traffic processing solutions that will enable fast intelligent application processing for distributed applications in environments requiring multi-gigabit traffic monitoring and real time policy enforcement response.

Conference Call
Cavium Networks will broadcast its fourth quarter 2007 financial results conference call today, January 23, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, and storage and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to existing or new competition, the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated May 1, 2007 and those filed with its most recent Form 10Q. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2007	2006

Revenue	$16,231	$9,870
Cost of revenue (1)	5,812	3,457

Gross profit	10,419	6,413

Operating expenses:
Research and development (2)	5,704	4,368
Sales, general and administrative (3)	4,021	2,511

Total operating expenses	9,725	6,879

Income (loss) from operations	694	(466)

Other income (expense), net:
Interest expense	(50)	(152)
Warrant revaluation expense (4)	—	(151)
Interest income and other	1,266	111

Total other income (expense), net	1,216	(192)

Income (loss) before income tax	1,910	(658)
Income tax (benefit) expense	(59)	558

Net income (loss)	$1,969	$(1,216)

Net income (loss) per common share, basic	$0.05	$(0.15)

Shares used in computing basic net income (loss) per common share	39,522	8,319
Net income (loss) per common share, diluted	$0.05	$(0.15)

Shares used in computing diluted net income (loss) per common share	42,789	8,319

(1) Cost of revenue:
Amortization of acquired technology	$88	$279
Stock-based compensation and related taxes	$19	$3
(2) Research and development expense
Stock-based compensation and related taxes	$488	$133
(3) Sales, general and administrative
Stock-based compensation and related taxes	$337	$115
(4) Warrant revaluation expense	$—	$151

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2007	2006

GAAP net income (loss)	$1,969	$(1,216)
Non-GAAP Adjustments:
Stock-based compensation and related taxes:
Cost of revenue	19	3
Research and development	488	133
Sales, general and administrative	337	115
Amortization of acquired technology:
Cost of revenue	88	279
Warrant revaluation expense	—	151

Total of non-GAAP adjustments	932	681

Non-GAAP net income (loss)	$2,901	$(535)

GAAP net income (loss) per share (diluted)	$0.05	$(0.15)
Non-GAAP adjustments detailed above	0.02	0.09
Non-GAAP net income (loss) per share (diluted)	$0.07	$(0.06)

GAAP weighted average shares (diluted)	42,789	8,319
Non-GAAP adjustment	188	—
Non-GAAP weighted average shares (diluted)	42,977	8,319

	Three Months Ended
	December 31,
	2007	2006

Reconciliation of Non-GAAP gross profit:

Revenue	16,231	9,870

GAAP gross profit	10,419	6,413
GAAP gross margin	64.2%	65.0%
Amortization of acquired technology:
Cost of revenue	88	279
Stock-based compensation and related taxes:

Cost of revenue	19	3

Non-GAAP gross profit	10,526	6,695
Non-GAAP gross margin	64.9%	67.8%

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,

	2007	2006

Assets
Current assets:
Cash and cash equivalents	$98,462	$10,154
Accounts receivable, net	9,768	7,248
Inventories	9,573	5,006
Prepaid expenses and other current assets	946	405

Total current assets	118,749	22,813
Property and equipment, net	11,608	5,040
Intangible assets, net	4,096	1,902
Other assets	157	207

Total assets	$134,610	$29,962

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,311	$2,904
Accrued expenses and other current liabilities	2,253	2,853
Deferred revenue	1,666	628
Capital lease and technology license obligations, current	4,471	2,564
Preferred stock warrant liability	—	701
Current portion of notes payable	—	1,474

Total current liabilities	13,701	11,124
Notes payable, net of current	—	2,526
Capital lease and technology license obligation, net of current	4,059	1,016
Other non-current liabilities	—	39

Total liabilities	17,760	14,705

Mandatorily redeemable convertible preferred stock	—	72,437

Stockholders’ equity (deficit) Common stock	40	9
Additional paid-in capital	175,540	3,731
Accumulated deficit	(58,730)	(60,920)

Total stockholders’ equity (deficit)	116,850	(57,180)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$134,610	$29,962